724742.3
Exhibit 10.7 (c)



                      THIRD AMENDMENT TO ADVISORY AGREEMENT

         This Third Amendment to Advisory Agreement (the "Amendment") is made as of January 1, 1999, by and between Americo Life, Inc., a Missouri corporation ("Americo"), and Financial Holding Corporation, a Missouri corporation ("FHC").

         WHEREAS, Americo and FHC are parties to that certain Advisory Agreement dated as of January 1, 1993, as amended (the "Agreement"); and

         WHEREAS, the parties desire to amend Section 6 of the Agreement regarding compensation to be paid by Americo to FHC;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows, effective as of January 1, 1999:

         1. Amendment. Section 6 of the Agreement is hereby amended so that, as amended, it shall read in its entirety as follows:

         6.       Compensation.

                  (a) For the services to be rendered by the Adviser as provided in Section 2 of this Agreement, the Company shall pay to the Adviser a quarterly fee based on the total statutory value of the Companies' investible assets as of the end of the most recent fiscal quarter computed as follows:

         (i)      Bonds.............................................. 0.0375%
         (ii)     Preferred Stocks................................... 0.2500%
         (iii)    Common Stocks...................................... 0.2500%
         (iii)    Other Mortgages Loans.............................. 0.0375%
         (iv)     Real estate........................................ 0.0375%
         (v)      Policy Loans....................................... 0.0000%
         (vi)     Premium Notes...................................... 0.0000%
         (vii)    Collateral Loans................................... 0.0000%
         (viii)   Cash w/o Short-term Investments.................... 0.0375%
         (ix)     MM Instruments (Short-term)........................ 0.0375%
         (x)      Receivable for Securities.......................... 0.0375%
         (xi)     Other Invested Assets.............................. 0.0375%
         (xii)    Aggregate Asset Write Ins.......................... 0.0375%

                                                          2
724742.3
                  (b) All such quarterly fees will be payable in advance within ten (10) business days after the date of this Agreement and the last day of each fiscal quarter thereafter.

                  In the event of commencement of this Agreement on a date other then the first day of a fiscal quarter of the Companies, the fees provided in this paragraph 6 shall be pro rated based on the number of days remaining in the then current fiscal quarter as a percentage of the total number of days in such quarter.

                  (c) Company and Adviser shall annually review the fees and charges that Company pays to Adviser for data processing services and to make adjustments as necessary. The fees and charges due to Adviser shall not exceed the fees and charges contained in this Agreement prior to any amendments.

         Except as herein amended, the Agreement shall remain in full force and effect without change.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

AMERICO LIFE, INC.                          FINANCIAL HOLDING CORPORATION

By /s/ Donna H. Kinnaird                  By  /s/ Gary E. Jenkins
   Name Donna H. Kinnaird                     Name  Gary E. Jenkins
   Title  Sr. V.P. and COO                    Title V.P., CFO and Treasurer